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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 1997

                                PAXAR Corporation
                                -----------------
             (Exact name of registrant as specified in its charter)

          New York                     0-5610                 13-5670050
          --------                     ------                 ----------
(State or Other Jurisdiction  (Commission File Number) (IRS Employer Ident. No.)
      of Incorporation)

             105 Corporate Park Drive, White Plains, New York 10604
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (914) 697-6800
                                 --------------
               Registrant's telephone number, including area code
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Item 2. Acquisition or Disposition of Assets.

      On October 28, 1997 (the "Effective Date"), PAXAR Corporation, a New York corporation (the "Registrant"), completed the merger (the "Merger") of International Imaging Materials, Inc., a Delaware corporation ("IIMAK"), with Ribbon Manufacturing, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 15, 1997. IIMAK is now a wholly-owned subsidiary of the Registrant. IIMAK stockholders approved the Merger at a special meeting of stockholders held on October 28, 1997. At a special meeting of shareholders also held on October 28, 1997, the Registrant's shareholders approved the issuance of shares of the Registrant's Common Stock, $.10 par value, in connection with the Merger as well as an amendment to the Registrant's 1997 Incentive Stock Option Plan to increase the number of shares of the Registrant's Common Stock issuable pursuant to grants of options thereunder to 5,000,000 shares and an amendment to the Registrant's Certificate of Incorporation to increase the number of authorized shares of the Registrant's Common Stock to 200,000,000 shares.

        Under the terms of the Merger Agreement, each share of IIMAK Common Stock was converted into 1.5 shares of the Registrant's Common Stock on the Effective Date of the Merger. In addition, each outstanding option and warrant to purchase IIMAK Common Stock was converted into an option or warrant to purchase 1.5 shares of the Registrant's Common Stock and became immediately exercisable, regardless of their vesting provisions. The Registrant received an opinion of Wheat, First Securities, Inc, its financial advisor, that as of July 15, 1997 and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of the Registrant's Common Stock.

      Based upon 8,287,838 shares of IIMAK Common Stock, and 1,291,368 options and warrants to purchase IIMAK Common Stock outstanding on October 28, 1997, the Registrant will issue approximately 12,431,757 shares of its Common Stock to IIMAK stockholders in the Merger, representing approximately 25.76% of the Registrant's Common Stock outstanding following consummation of the Merger, and the Registrant will assume options and warrants to purchase IIMAK Common Stock that will be converted into options and warrants to purchase approximately 1,937,052 shares of the Registrant's Common Stock. The aggregate consideration for the outstanding shares of IIMAK Common Stock was approximately $233,095,000, based upon a closing price of $18.75 for the Registrant's Common Stock on October 27, 1997, and the intrinsic value of the outstanding options and warrants assumed by the Registrant was approximately $12,504,000.

      IIMAK manufactures thermal transfer ribbons that are used in thermal transfer printers to print bar code tags and labels and high-quality color graphics on a variety of materials.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statement of Business Acquired.

      In accordance with Item 7(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 7(a)(1) within sixty days after the filing of this Report.

      (b) Pro Forma Financial Information.

      In accordance with Item 7(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 7(b) within sixty days after the filing of this Report.

      (c) Exhibits.

      2.1 Agreement and Plan of Merger dated as of July 15, 1997 by and among the Registrant, Ribbon Manufacturing, Inc., and International Imaging Materials, Inc.*

      99.1  Press Release of PAXAR Corporation, dated October 28, 1997.

      99.2  Opinion of Wheat, First Securities, Inc., dated July 15, l997.**

      ----------
      * Incorporated by reference to the Registrant's Current Report on Form 8-K, dated July 15, 1997.

      ** Incorporated by reference to the Registrant's Registration Statement on Form S-4, Registration No. 333-36283.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  PAXAR CORPORATION
                                                  (Registrant)


Date: November 12, 1997                           By: /s/ Joseph Fetzner
                                                     ---------------------------
                                                          Joseph Fetzner
                                                          Vice President and
                                                          Controller

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                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------
2.1 Agreement and Plan of Merger dated as of July 15, 1997 by and among PAXAR Corporation, Ribbon Manufacturing, Inc. and International Imaging Materials, Inc.*

99.1              Press Release of PAXAR Corporation, dated October 28, 1997.

99.2              Opinion of Wheat, First Securities, Inc., dated July 15,
                  1997.**

----------
* Incorporated by reference to the Registrant's Current Report on Form 8-K, dated July 15, 1997.

** Incorporated by reference to the Registrant's Registration Statement on Form
   S-4, Registration No. 333-36283.


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